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                                                                       Exhibit 3


                       UNITED ASSET MANAGEMENT CORPORATION

                          AMENDED AND RESTATED BY-LAWS

                        (effective as of March 29, 2000)

                                   ARTICLE I
                               OFFICES AND RECORDS

                Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                Section 3. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

                Section 1. Place of Meetings. All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

                Section 2. Annual Meeting - Date and Time. Annual meetings of stockholders shall be held on such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting.

                Section 3. Inspectors of Elections; Opening and Closing the Polls. The Board by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such person's ability. The inspector(s) shall have the duties prescribed by law. The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

                Section 4. Calling of Special Meetings. Subject to the rights of the holders of any shares of stock having a preference over the common stock of the Corporation as to dividends or


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upon liquidation with respect to such shares of preferred stock, special meetings of the stockholders, for any purpose or purposes, may be called only by President or the Chairman of the Board of Directors pursuant to a resolution adopted by majority of the total number of directors which the Corporation would have if there were no vacancies (the "whole board").

                Section 5. Notice of Meetings. Written or printed notice of each annual or special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten (10) days nor more than sixty
(60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person's address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

                Section 6. Notice of Stockholder Business and Nominations; Annual Meetings of Stockholders. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders
(a) pursuant to the Corporation's notice of meeting pursuant to Section 5 of this Article II, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law.

                For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the first paragraph of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A


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under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and
Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                Notwithstanding anything in the second sentence of the second paragraph of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                Section 7. Notice of Stockholder Business and Nominations; Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 5 of this
Article II. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by the second paragraph of Section 6 of this Article II shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                Section 8. Notice of Stockholder Business and Nominations; General. Only such persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of


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stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-laws. Except as otherwise provided by law, the Certificate of Incorporation or the By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded.

                For purposes of these by-laws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                Notwithstanding the foregoing provisions of these By-laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-laws. Nothing in these By-laws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of preferred stock to elect directors under specified circumstances.

                Section 9. Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. The Chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                Section 10. Action of Stockholders. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of preferred stock to elect directors, a plurality of the votes cast thereat shall elect directors.

                Section 11. Proxies. Unless otherwise provided in the Certificate of Incorporation each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

                Section 12. Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing


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without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to it principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                Section 13. Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 12 of this Article II, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 12 of this
Article II represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                Section 14. Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with Section 12 of this Article II, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 12 of this Article II.


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                                   ARTICLE III
                                    DIRECTORS

                Section 1. Number, Tenure and Qualifications. The number of directors which shall constitute the Board shall not be less than one or more than fifteen. Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director shall hold office until his successor is elected and qualified. Directors need not be stockholders.

                Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of the stockholders and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

                Section 3. General Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

                Section 4.General. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                Section 5. First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

                Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time as determined by the Board.

                Section 7. Special Meetings. Special meetings of the Board may be called by the President, the Chairman of the Board or a majority of the Board of Directors then in office on two days' notice to each director, either personally or by mail, by facsimile or by telegram.

                Section 8. Quorum. At all meetings of the Board a majority of the Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the


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directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                Section 9. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                Section 10. Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

                Section 11. Executive and Other Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                Unless otherwise specified by resolution of the Board, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                Any such committee, to the extent consistent with law and provided in the resolution of the Board of Directors, or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                Section 12. Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested.

                Section 13. Committee Meetings. A committee may hold meetings, both regular and special, either within or without the State of Delaware. Meetings of a committee may be called by the president or the Chairman of such committee on two days' notice to each member, either personally or by mail or by facsimile or telegram.

                Unless otherwise specified by resolution of the Board, at all meetings of a committee, a majority of the members thereof shall constitute a quorum for the transaction of


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business and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the committee. If a quorum shall not be present at any meeting of a committee, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of a committee may be taken without a meeting, if all members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

                Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of a committee may participate in a meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                  OTHER MATTERS

                Section 14. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                Section 15. Removal of Directors. Unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                    ARTICLE IV
                                     NOTICES

                Section 1. General. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

                Section 2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


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                                    ARTICLE V
                                    OFFICERS

                Section 1. Elected Officers. The Board of Directors shall elect a Chief Executive Officer or a President or both, and a Secretary and a Treasurer and may elect a Chairman of the Board and such other officers as the Board shall determine. Each officer shall have such powers and perform such duties as are provided in these By-laws and as may be provided from time to time by the Board or by the Chief Executive Officer. Each officer shall at all times be subject to the control of the Board, and any power or duty assigned to an officer by these By-laws or the Board or the Chief Executive Officer shall be subject to control, withdrawal or limitation by the Board. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

                Section 2. Election and Termination. The Board of Directors shall elect officers at its first meeting after each annual meeting of stockholders and may elect additional officers and fill vacancies at any other time. Unless the Board shall otherwise specify, each officer shall hold office until the first meeting of the Board after the next annual meeting of stockholders, and until his or her successor has been elected and qualified, except as hereinafter provided. The Board may remove any officer, or terminate such officer's duties and powers, at any time, with or without cause. Any officer may resign at any time by giving written notice thereof to the Chief Executive Officer or to the Board, or by retiring or by leaving the employ of the Corporation (without being employed by a subsidiary or affiliate) and any such action shall take effect as a resignation without necessity of further action. The Chief Executive Officer may suspend any officer until the next meeting of the Board.

                Section 3. Delegation of Powers. Each officer may delegate to any other officer and to any official, employee or agent of the Corporation, such portions of his or her powers as such officer shall deem appropriate, subject to such limitations and expirations as such officer shall specify, and may revoke such delegation at any time.

                Section 4. Qualifications; Duties of the Chairman of the Board. The Board may, but need not, elect a Chairman of the Board. The Chairman of the Board may be, but need not be, a person other than the Chief Executive Officer, and may be, but need not be, an officer or employee of the Corporation. If so elected, the Chairman of the Board shall preside at meetings of the Board and shall establish agendas for such meetings. In addition, the Chairman of the Board shall assure that matters of significant interest to stockholders and the investment community are addressed by management.

                Section 5. Duties of the Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board, have general and active control of the affairs and business of the Corporation and general supervision of its officers, officials, employees and agents; shall preside at all meetings of the stockholders; shall see that all orders and resolutions of the Board are carried into effect; and, in addition, shall have all the powers and perform all the duties generally appertaining to the office of the Chief Executive Officer of a corporation. The Chief Executive Officer shall designate the person or persons who shall exercise his or her powers and perform his or her duties in his or her absence or disability and the absence or disability of the President.


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                Section 6. Duties of the President. The President may be the
Chief Executive Officer of the Corporation, if so designated by the board. If not, the President shall have such powers and perform such duties as are prescribed by the Chief Executive Officer or by the Board, and, in the absence or disability of the Chief Executive Officer, the President shall have the powers and perform the duties of the Chief Executive Officer, except to the extent that the Chief Executive Officer or the Board shall have otherwise prescribed.

                Section 7. Duties of the Secretary. The Secretary shall attend all meetings and keep the minutes of all the proceedings of the stockholders, the Board and any other committees unless it shall have chosen another secretary. The Secretary shall give, or cause to be given, notice of all such meetings and all other notices required by law or by these By-laws. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have the authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Secretary shall maintain and have charge of all documents and other records, including those required by law, and shall generally perform all duties appertaining to the office of secretary of a corporation.

                Section 8. Duties of the Treasurer. The Treasurer shall have the care and custody of all of the corporate funds and securities, except to the extent they shall be entrusted to other officers, employees or agents by direction of the Chief Executive Officer or the Board. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Chief Executive Officer or the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Chief Executive Officer or the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

                Section 9. Bond. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

                Section 10. Appointment of Other Officials and Agents. The Chief Executive Officer or his or her delegate may appoint such officials and agents of the Corporation as the conduct of its business may require and assign to them such titles, powers, duties and compensation as the Chief Executive Officer shall see fit and may remove or suspend or modify such titles, powers, duties or compensation at any time with or without cause.


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                                   ARTICLE VI
                              CERTIFICATE OF STOCK

                Section 1. Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

                Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

                Section 2. Signature. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                Section 4. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                Section 5. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


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

                Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII
                               GENERAL PROVISIONS

                Section 1. Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

                Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                Section 3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                Section 4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                Section 5. Fiscal Years. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                Section 6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                Section 7. Indemnification. The Corporation shall, to the fullest extent permitted by the General Corporation Law of Delaware, indemnify each person who is or was serving as a director, officer or employee of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought against such person by reason of that person's acts or omissions in his or her capacity as a director, officer or employee of this Corporation, or, in the case of an officer or employee of this Corporation, in his or her capacity as a director, officer or employee of another entity controlled by this Corporation.

         Expenses (including attorneys' fees) incurred by any person covered by the first paragraph of this By-law in defending any such threatened, pending or completed action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to the first paragraph of this By-law.

         The Corporation may, but shall not be required to, indemnify any person who is or was serving as an agent of the Corporation and any person, not covered by the first paragraph of this By-law, who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to such extent, permitted by the General Corporation Law of Delaware, as the Board of Directors may authorize in the specific case.

                                  ARTICLE VIII
                                   AMENDMENTS

                  These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting, provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Certificate of Incorporation or these By-laws, the affirmative vote of the holders of at least 80 percent of the voting power of all the then outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these By-laws. If the power to adopt, amend or repeal By-laws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-laws. Notwithstanding the foregoing, any repeal or modification of the provisions of
Article VII, Section 7 shall not adversely affect any right or protection thereunder of any person in respect of any act or omission occurring before the time of such repeal or modification.


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